SUBSCRIPTION AGREEMENT

VERDE RESOURCES, INC.

905 Venture Way

Mill Valley, CA 94941

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the “Purchaser”) is purchasing __________________________________________________ (__________) shares of Common Stock of Verde Resources, Inc. (the “Company”) at a price of $0.04 per share (the “Subscription Price”).

Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.

MAKE CHECK PAYABLE TO:  VERDE RESOURCES, INC.

Executed this _____ day of ___________________, 2010.

Signature of Purchaser

Address of Purchaser

Printed Name of Purchaser ____________________________________ Tax ID Number of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

____________________________	X $0.04	=	US$_______________________
Number of Shares Purchased			Total Subscription Price

Form of Payment:	Cash:___________	Check #: _____________	Other: _________________

(VERDE RESOURCES, INC.)

By:

Title: